UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 19, 2004

RAMCO-GERSHENSON PROPERTIES TRUST

(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(248) 350-9900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On November 19, 2004, Ramco-Gershenson Properties, L.P. (“Ramco”), the operating partnership of Ramco-Gershenson Properties Trust (the “Trust”) and of which the Trust is the general partner, entered into Purchase and Sale Agreements (the “Purchase Agreements”) with the sellers set forth below (the “Sellers”) and the owners of the Sellers with respect to the acquisition by Ramco or affiliated entities of the seven community shopping centers listed below (the “Centers”).

Seller	Name of Center
Marketplace of Delray, Ltd.	Marketplace of Delray
Oriole Plaza, L.L.C.	Village of Oriole Plaza
Vista Plaza Ltd.	Vista Plaza
Sleepy Hill 98 LLC	Village Plaza
Stuart Retail Partners	Martin Square
SRG/Treasure I Limited Partnership	Treasure Coast Commons
West Broward Retail Partners Limited Partnership	West Broward Shopping Center

     The location and aggregate square footage of the Centers are set forth in the table below:

Center	Location	Square Feet
Marketplace of Delray	Delray Beach, Florida	247,023
Village of Oriole Plaza	Delray Beach, Florida	155,752
Vista Plaza	Jenson Beach, Florida	109,728
Village Plaza	Lakeland, Florida	135,000
Martin Square	Stuart, Florida	333,356
Treasure Coast Commons	Jenson Beach, Florida	92,979
West Broward Shopping Center	Plantation, Florida	155,809

     The aggregate purchase price for the Centers is to consist of a cash payment by Ramco to the Sellers of approximately $83.8 million and the assumption of existing debt for four of the Centers of approximately $54.5 million in the aggregate.

     The purchase of the Centers under the Purchase Agreements is subject to obtaining lender consents and satisfactory estoppel letters from tenants. In connection with the execution of the Purchase Agreements, Ramco paid a deposit of approximately $2.8 million to the Sellers which will be applied to the purchase price. The acquisitions of the Centers may be completed separately, and if Ramco elects to terminate the Purchase Agreements with respect to one or more Centers, the Sellers may elect to terminate the Purchase Agreements for all, but not less

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than all, of the Centers which have not been acquired by Ramco as of the time of such termination.

     The Purchase Agreements contain customary representations and warranties and customary indemnification provisions. The performance of the Sellers’ indemnification obligations under the Purchase Agreements is guaranteed by a management company affiliated with the Sellers.

     There are no material relationships between Ramco and the Sellers. Ramco provides no assurance that it will complete the purchase of the Centers under the Purchase Agreements. Ramco may assign its rights to purchase the Centers to joint ventures in which Ramco may not own a majority of the ownership interests and which may be accounted for by the Trust under the equity method.

     A copy of the press release issued by the Trust announcing the signing of the agreements is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

     The following exhibit is filed with this Form 8-K:

Exhibit	Description
99.1	Press release, dated November 24, 2004, issued by Ramco-Gershenson Properties Trust

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST
Date: November 24, 2004	By:	/s/ Dennis Gershenson
Dennis Gershenson
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
99.1	Press release, dated November 24, 2004, issued by Ramco-Gershenson Properties Trust

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